Exhibit 99.1

Modine Manufacturing Company
Segment operating results
Recast for segment realignment (unaudited)
(In millions)

	Three months ended				Twelve months ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	March 31, 2022
Net sales:
Climate Solutions	$206.5	$217.2	$227.3	$259.5	$910.5
Performance Technologies	297.1	270.8	282.0	322.5	1,172.4
Segment total	503.6	488.0	509.3	582.0	2,082.9
Corporate and eliminations	(9.0)	(9.1)	(7.1)	(7.6)	(32.8)
Net sales	$494.6	$478.9	$502.2	$574.4	$2,050.1

	Three months ended								Twelve months ended
	June 30, 2021		September 30, 2021		December 31, 2021		March 31, 2022		March 31, 2022
Gross profit:	$’s	% of sales	$’s	% of sales	$’s	% of sales	$’s	% of sales	$’s	% of sales
Climate Solutions	$32.6	15.8%	$35.9	16.5%	$41.9	18.4%	$55.9	21.5%	$166.3	18.3%
Performance Technologies	40.2	13.5%	29.5	10.9%	32.9	11.7%	39.6	12.3%	142.2	12.1%
Segment total	72.8	14.5%	65.4	13.4%	74.8	14.7%	95.5	16.4%	308.5	14.8%
Corporate and eliminations	0.4	-	0.9	-	(0.2)	-	(0.3)	-	0.8	-
Gross profit	$73.2	14.8%	$66.3	13.8%	$74.6	14.9%	$95.2	16.6%	$309.3	15.1%

	Three months ended				Twelve months ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	March 31, 2022
Operating income:
Climate Solutions	$10.7	$13.9	$16.8	$32.0	$73.4
Performance Technologies	15.7	2.1	66.1	(6.5)	77.4
Segment total	26.4	16.0	82.9	25.5	150.8
Corporate and eliminations	(17.7)	(5.5)	(3.5)	(4.9)	(31.6)
Operating income	$8.7	$10.5	$79.4	$20.6	$119.2

1

Modine Manufacturing Company
Segment adjusted financial results
Recast for segment realignment (unaudited)
(In millions)

	Three months ended June 30, 2021
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income (loss)	$10.7	$15.7	$(17.7)	$8.7
Depreciation and amortization expense	6.0	7.0	0.5	13.5
Restructuring expenses (a)	-	0.3	-	0.3
Impairment charges (reversals) – net (b)	0.3	(2.1)	-	(1.8)
Loss on sale of assets (c)	-	-	6.6	6.6
Automotive separation and exit strategy costs (d)	-	-	1.9	1.9
Strategic reorganization costs (e)	-	-	0.6	0.6
Environmental charges (f)	-	-	3.5	3.5
Adjusted EBITDA	$17.0	$20.9	$(4.6)	$33.3

Net sales	$206.5	$297.1	$(9.0)	$494.6
Adjusted EBITDA margin	8.2%	7.0%		6.7%

	Three months ended September 30, 2021
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income (loss)	$13.9	$2.1	$(5.5)	$10.5
Depreciation and amortization expense	5.8	7.1	0.2	13.1
Restructuring expenses (a)	0.2	0.4	-	0.6
Impairment charges (b)	-	3.3	-	3.3
Automotive separation and exit strategy costs (d)	-	-	0.3	0.3
Strategic reorganization costs (e)	-	-	1.6	1.6
Environmental charges (f)	-	-	0.1	0.1
Adjusted EBITDA	$19.9	$12.9	$(3.3)	$29.5

Net sales	$217.2	$270.8	$(9.1)	$478.9
Adjusted EBITDA margin	9.2%	4.8%		6.2%

	Three months ended December 31, 2021
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income (loss)	$16.8	$66.1	$(3.5)	$79.4
Depreciation and amortization expense	5.6	7.8	0.4	13.8
Restructuring expenses (a)	1.5	0.6	-	2.1
Impairment charges (reversals) – net (b)	-	(57.2)	-	(57.2)
Automotive separation and exit strategy costs (d)	-	-	0.3	0.3
Strategic reorganization costs (e)	-	-	0.9	0.9
Adjusted EBITDA	$23.9	$17.3	$(1.9)	$39.3

Net sales	$227.3	$282.0	$(7.1)	$502.2
Adjusted EBITDA margin	10.5%	6.1%		7.8%

See the next page for information on restructuring expenses and other adjustments.

2

Modine Manufacturing Company
Segment adjusted financial results (continued)
Recast for segment realignment (unaudited)
(In millions)

	Three months ended March 31, 2022
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income (loss)	$32.0	$(6.5)	$(4.9)	$20.6
Depreciation and amortization expense	6.1	8.0	0.3	14.4
Restructuring expenses (a)	0.5	20.6	-	21.1
Automotive separation and exit strategy costs (d)	-	-	0.1	0.1
Strategic reorganization costs (e)	-	-	0.3	0.3
Environmental charges (f)	-	-	0.2	0.2
Adjusted EBITDA	$38.6	$22.1	$(4.0)	$56.7

Net sales	$259.5	$322.5	$(7.6)	$574.4
Adjusted EBITDA margin	14.9%	6.9%		9.9%

	Twelve months ended March 31, 2022
	Climate Solutions	Performance Technologies	Corporate and eliminations	Total
Operating income (loss)	$73.4	$77.4	$(31.6)	$119.2
Depreciation and amortization expense	23.6	29.9	1.3	54.8
Restructuring expenses (a)	2.2	21.9	-	24.1
Impairment charges (reversals) – net (b)	0.3	(56.0)	-	(55.7)
Loss on sale of assets (c)	-	-	6.6	6.6
Automotive separation and exit strategy costs (d)	-	-	2.6	2.6
Strategic reorganization costs (e)	-	-	3.4	3.4
Environmental charges (f)	-	-	3.8	3.8
Adjusted EBITDA	$99.5	$73.2	$(13.9)	$158.8

Net sales	$910.5	$1,172.4	$(32.8)	$2,050.1
Adjusted EBITDA margin	10.9%	6.2%		7.7%

(a)	Restructuring expenses primarily consist of employee severance expenses related to targeted headcount reductions and plant consolidation activities and equipment transfer costs.
(b)
The net impairment reversals during fiscal 2022 primarily relate to the Company’s liquid-cooled automotive business.  During the third quarter of fiscal 2022, the Company agreed with Dana Incorporated to terminate an agreement for the sale of the business.  The Company remeasured the previously impaired long-lived assets of the liquid-cooled automotive business to the lower of (i) carrying value, had held for sale classification never been met, or (ii) fair value. As a result, the Company recorded a $57.2 million impairment reversal.  This impairment reversal was partially offset by other net impairment charges related to assets held for sale.

(c)	The Company’s sale of its air-cooled automotive business closed on April 30, 2021. As a result of the sale, the Company recorded a $6.6 million loss on sale during the first quarter of fiscal 2022.
(d)
Automotive separation and exit strategy costs consist of costs directly associated with the Company’s review of strategic alternatives for the liquid-cooled and air-cooled automotive businesses, including costs to separate and prepare the underlying businesses for potential sale.  These costs primarily related to accounting, legal, and IT professional services.

(e)
Strategic reorganization costs primarily consist of severance-related expenses and professional service fees for recruiting key senior management positions and the Company’s implementation of 80/20.  The fiscal 2022 costs include recruiting fees for new segment vice presidents and business unit general managers and severance-related expenses for the outgoing executives as part of the transition.

(f)	Environmental charges, including related legal costs, relate to a previously-owned U.S. manufacturing facility.